In connection with the Quarterly Report of HD View 360 Inc. (the “Company”) on Form 10-Q the period ending March 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), Dennis Mancino, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

May 17, 2017

By:	/s/ Dennis Mancino
Dennis Mancino
Principal Executive and Financial Officer